GLATFELTER CORPORATION

Performance Share Award Certificate
______________________________________________________________________________

Award Number: ______-PSA-01

Award Date: __________

Award Type: Performance Share Units

Number of Performance Share Units Granted at Target:[1] __________

Performance Period: __________

Vesting Date: __________

Method of Payment: If vested and earned, this Performance Share Award will be paid in shares of Common Stock (except as otherwise set forth herein).

THIS CERTIFIES THAT Glatfelter Corporation, a Pennsylvania corporation (the “Company”) has, on the Award Date specified above, granted to:
Name

(the “Participant,” as defined in the Plan) a Performance Share Award (the “Award”) subject to the terms of this Award Certificate and the Company’s 2022 Long-Term Incentive Plan (the “Plan”). Capitalized terms used in this Award Certificate without definition will have the meanings set forth in the Plan.
Each Performance Share Unit, if vested and earned, will entitle the Participant to receive one (1) share of the Company’s Common Stock. In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan will prevail.

[1] The actual number of Performance Share Units earned by the Participant will be determined following the Vesting Date based on the achievement of the Performance Goals as described in Section 3 and may be different than the target number of Performance Share Units.

1. Vesting of Performance Share Units. The Performance Share Units (and any Deemed Dividends with respect to such Performance Share Units as set forth in Section 4) will vest and be earned based on the achievement of the Company’s performance goals outlined below (the “Performance Goals”) and the Participant’s continued employment with the Company or one of its subsidiaries through the Vesting Date, unless otherwise provided in Section 5(b) or 5(c). The Company’s Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) will determine whether the Performance Goals have been achieved. The number of Performance Share Units earned by the Participant will be determined by the Committee after the applicable Performance Period concludes, based on the level of achievement of the applicable Performance Goals, as more fully described on Exhibits A, B, and C, conditioned on continued employment through the Vesting Date, except as otherwise provided in Section 5(b) or 5(c).

2. Performance Goals. The Company must meet or exceed the Performance Goals described on Exhibit A, B, or C, as applicable, in order for the following portions of the Performance Share Units to be earned and eligible to vest.

3. Determination of Achievement of Performance Goals.

(a) After each Performance Period concludes, the Committee will determine whether the Performance Goals have been achieved for that Performance Period, and the level of such achievement, and the Committee will determine the number of Performance Share Units that may be earned with respect to that Performance Period, if any. The number of Performance Share Units will be based on the degree of achievement of the Performance Goals according to the following guidelines and the Participant’s continued employment though the Vesting Date, except as otherwise set forth in Sections 5(b) and 5(c). In no event may the Performance Share Units payout exceed the 200% of the target number of Performance Share Units.

(b) The Committee has the discretion to adjust some or all of the number of shares of Common Stock that would otherwise be payable as a result of satisfying the Performance Goals. In making this determination, the Committee may take into account any factors it determines are appropriate, including but not limited to Company or individual performance.

4. Dividends on Performance Share Units. During the period from the Award Date to the issuance of shares of Common Stock, the Participant will be credited with deemed dividends (a “Deemed Dividend”) in an amount equal to each cash dividend payable after the Award Date, just as though the Participant, on the record date for payment of the dividend, had been the holder of record of shares of Common Stock equal to the number of Performance Share Units at target (adjusted as described in the following sentence) represented by this Award Certificate. The Deemed Dividends will be converted to additional Performance Share Units, rounded down to the nearest whole number, by dividing the Deemed Dividends by the Fair Market Value of one share of Common Stock on the date the cash dividend to which it relates is paid. The Company will establish a bookkeeping record to account for the Deemed Dividends and additional Performance Share Units to be credited to the Participant. The additional Performance Share Units represented by Deemed Dividends are subject to the same vesting and performance requirements as the other Performance Share Units, including without limitation the requirement that the applicable Performance Goals have been achieved. The Deemed Dividends will be added to the target number of Performance Share Units before calculating the number of Performance Share Units earned during the applicable Performance Period, in accordance with Section 3.

5. Separation from Service Prior to the Vesting Date.

(a) In General. Subject to Sections 5(b) and 5(c) below, if, prior to the Vesting Date, the Participant ceases to be an employee of the Company and its subsidiaries for any reason (whether voluntarily or involuntarily), then this Award will be immediately and irrevocably forfeited.

(b) Retirement, Death or Disability. Notwithstanding the foregoing, if the Participant incurs a Separation from Service due to death, Retirement or Disability, and such event takes place on or after the Award Date but prior to the end of the Vesting Period, then the Participant will be entitled to receive a pro-rated Award following the end of the Vesting Period, but only to the extent that the Performance Goals are determined to have been achieved. Such pro-ration will be determined by multiplying the number of Performance Share Units the Participant would have received by a fraction, the numerator of which equals the number of days that elapse between ________ and the date of Separation from Service on account of death, Retirement or Disability, and the denominator will be ______.

(c) Impact of a Change in Control.

(i) In the event of a Change in Control in which the Company is not the surviving entity, this Award will be deemed to be earned at the greater of target or actual performance through the date of the Change in Control, as determined by the Board, for any Performance Period that has not been completed as of the date of the Change in Control, and (except as described below) the earned Performance Share Units for such Performance Period and for any previously completed Performance Period will be replaced with performance share units with respect to the common stock of the surviving entity (“Replacement Performance Share Units”). The number of Replacement Performance Share Units will be calculated based on the Fair Market Value of the Company’s Common Stock at the date of the Change in Control divided by the fair market value of the surviving entity’s common stock on such date.

(ii) Notwithstanding the foregoing, if Replacement Performance Share Units are not issued for any reason, or if the common stock of the surviving entity is not publicly traded at the date of the Change in Control, then all Performance Share Units will be deemed to be earned and vested upon the occurrence of the Change in Control (i) at the greater of target or actual performance through the date of the Change in Control, as determined by the Committee, for any Performance Period that has not been completed as of the date of the Change in Control, and (ii) at the amount earned based on performance for any previously completed Performance Period.

(iii) The Participant’s right to such Replacement Performance Share Units will not vest unless and until the Participant has remained in continuous employment with the Company or a subsidiary, or the Company’s successor or a subsidiary, through the Vesting Date, except as provided otherwise in Section 5(b), Section 5(c)(ii) or the following sentence. Notwithstanding the foregoing, if the Participant has (x) an involuntary Separation from Service, other than for Cause, with the Company or the surviving entity upon or following a Change in Control and before the Vesting Date or (y) a voluntary Separation from Service for Good Reason upon or following a Change in Control and before the Vesting Date (in either case, a “CIC Termination”), the requirement of continued employment through the Vesting Date will be waived and the Participant will be deemed vested with respect to payment of the Replacement Performance Share Units on the date of Separation from Service. The terms and provisions of this Award Certificate will continue to apply to the Replacement Performance Share Units when issued.

(iv) In addition, if the Participant vests in the Replacement Performance Share Units after a Change in Control, the Participant will be entitled to receive a value restoration payment in cash with respect to such Replacement Performance Share Units as are deemed vested (a “Value Restoration Payment”). The Value Restoration Payment will be equal to the difference between the fair market value of the surviving entity’s common stock on the date of the Change in Control and, if less, the fair market value of the surviving entity’s common stock on the date on which the Replacement Performance Share Units vest. For example, if the surviving entity’s common stock fair market value is $20.00 per share on the date of the Change in Control and is $15.00 per share on the vesting date, the Participant will be entitled to receive a Value Restoration Payment equal to $5.00 per Replacement Performance Share Unit. Any such Value Restoration Payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the Change in Control and the vesting date) and will be paid in cash at the same time the Replacement Performance Share Units are paid.

6. Restriction on Transfer. No rights under this Award may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition of Performance Share Units or other rights under this Award will be void and unenforceable against the Company and will result in the immediate forfeiture of such Award and rights. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any shares of Common Stock issued with respect to the Award upon the death of the Participant.

7. Payment of Performance Share Units.

    (i)     Payment in respect of vested Performance Share Units shall occur in calendar year _____, as soon as possible after the end of the Performance Period ending ________, to the extent it is determined that the applicable Performance Goals and other requirements set forth herein have been met, except as described below.

    (ii)     If the Participant incurs a Separation from Service on account of Retirement, death, Disability or a CIC Termination, in each case, upon or within two years after a Change in Control that constitutes a “change in control event” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) (a “409A CIC”), payment in respect of the vested Performance Share Units will be made to the Participant within sixty (60) days following such Separation from Service, subject to Section 8 below. If a Participant incurs a Separation from Service on account of Retirement, death or Disability, and a Change in Control that constitutes a 409A CIC subsequently occurs before the Vesting Date, any PSAs that vest pursuant to Section 5(b) will be paid upon the Change in Control. If the Participant incurs a Separation from Service on account of Retirement, death or Disability, and a Change in Control that does not constitute a 409A CIC subsequently occurs before the Vesting Date, or if the Separation from Service occurs more than two years after a 409A CIC, and if required by Code section 409A, payment will be made in calendar year 2025.

    (iii)     Payment of vested Performance Share Units will be made in shares of Common Stock, subject to Section 5(c). The number of shares issued will be rounded down to the next whole number of shares and the Company will issue the shares, in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be, in satisfaction of the Performance Share Units, the number of shares of Common Stock equal to the number of vested Performance Share Units.

(iv) The Company will take such actions as it deems appropriate to ensure all applicable federal, state, local or foreign payroll, withholding, income or other taxes are withheld or collected from the Participant. In accordance with the terms of the Plan, the Committee hereby confirms that the Participant may elect to satisfy the Participant’s federal, state, local and foreign tax withholding obligations arising from the receipt of shares of Common Stock following the vesting of the Performance Share Units by (i) delivering check or money order payable to the Company in any amount equal to the federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate affirmatively approved by the Committee), or (ii) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount of such federal, state, local or foreign taxes the Company determines is required to satisfy its minimum withholding obligations (or such other withholding rate as is affirmatively approved by the Committee). The Company will not deliver any fractional share of Common Stock but will instead round down to the next full number the amount of shares of Common Stock to be delivered. The Participant’s election must be made on or before the date that any such withholding obligation with respect to the Performance Share Units arises, based on procedures established by the Company. If the Participant fails to make a timely election, the Company will have the right to withhold a portion of the shares of Common Stock otherwise to be delivered having a Fair Market Value equal to the amount the Company determines is required to satisfy its minimum withholding obligations with respect to such taxes.

8. Compliance with Code Section 409A. This Award is intended to comply with the requirements of Code section 409A or an exemption and will be interpreted accordingly. To the extent that distributions in payment of this Award represent a “deferral of compensation” within the meaning of Code section 409A, such distributions will conform to the applicable requirements of Code section 409A including, without limitation, the requirement that a distribution to a Participant who is a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) which is made on account of the specified employee’s Separation from Service will not be made before the date which is six (6) months after the date of Separation from Service. If such distribution is delayed pursuant to Code section 409A, the distribution will be paid within thirty (30) days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within ninety (90) days of the Participant’s death. In no event shall the Participant, directly or indirectly, designate the calendar year of payment.

9. Miscellaneous.

(a) The Award does not confer on the Participant any right with respect to the continuance of any relationship with the Company or its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such relationship at any time.

(b) The Company will not be required to deliver any shares of Common Stock upon vesting of the Performance Share Units until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(c) All distributions under this Award shall be subject to any applicable clawback or recoupment policies, insider trading policies, policies prohibiting pledging or hedging of shares of Common Stock, and other polices that may be implemented by the Board from time to time.

(d) An original record of the Award and all the terms thereof, executed by the Company, will be held on file by the Company. To the extent there is any conflict between the terms contained in the Award Certificate and the terms contained in the original record held by the Company, the terms of the original record held by the Company will control.

(e) Definitions. In addition to the definitions set forth in the Plan, the following definitions will apply to this Award Certificate:

“Cause” means (i) an act or acts of personal dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company, (ii) the Participant’s willful, deliberate and continued failure to substantially perform for the Company the normal material duties related to Participant’s job position which are not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation by the Participant of any of the Company’s policies, including, but not limited to, policies regarding sexual harassment, insider trading, confidentiality, non-disclosure, non-competition, non-disparagement, substance abuse and conflicts of interest and any other written policy of the Company, which violation could result in the termination of the Participant’s employment; or (iv) the conviction of the Participant of a felony.

“Change in Control” will have the meaning set forth in the Plan.

“Good Reason” means (i) a material diminution in the Participant’s base salary, or (ii) a material change in the geographic location at which the Participant must perform services (for this purpose, a requirement that the Participant’s services be performed at a location less than forty (40) miles from the location where the Participant previously performed services will not be considered a material change). In order for termination to be for Good Reason, within ninety (90) days after the occurrence of any of the events listed in clauses (i) or (ii) above, (x) the Participant must deliver written notice to the Company of his/her intention to terminate his/her employment for Good Reason specifying in reasonable detail the facts and circumstances deemed to give rise to the Participant’s right to terminate his/her employment for Good Reason, (y) the Company will not have cured such facts and circumstances within thirty (30) days after delivery of such notice by the Participant to the Company, and (z) the Participant must have a Separation from Service no later than thirty (30) days following the expiration of such thirty (30) day cure period.

“Retirement” will mean the retirement of an employee from employment with the Company and all affiliates on or after attaining age sixty five (65), or on or after attaining age fifty five (55) with a minimum of ten (10) years of service.

A copy of the Plan is available by request to the office of the Corporate Secretary.

Glatfelter Corporation

___________________________

By my signature below, I hereby acknowledge receipt of this Award Certificate on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge that I reviewed the Plan and agree to conform to all of the terms and conditions of the Award Certificate and the Plan.

Signature: ______________________________ Date:
Name

Exhibit A

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Exhibit B

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Exhibit C